Exhibit 4.6

THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of December 2, 2016, among VISTA OUTDOOR INC., a Delaware corporation (the “Company”), each of the new subsidiary guarantors party hereto (the “Guaranteeing Subsidiaries”), the other Subsidiary Guarantors (as defined in the Indenture referred to herein), and U.S. BANK NATIONAL ASSOCIATION, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of August 11, 2015 (as supplemented by the (i) First Supplemental Indenture dated as of August 11, 2015 and (ii) Second Supplemental Indenture dated as of August 9, 2016, the “Indenture”), among the Company, the Guarantors named therein and the Trustee, providing for the issuance from time to time of notes of the Company (the “Notes”);
WHEREAS, the Company desires to add the Guaranteeing Subsidiaries as Guarantors under the Indenture;
WHEREAS, pursuant to Sections 9.01, 10.06 and 10.07 of the Indenture, the Trustee, the Company and the Subsidiary Guarantors are authorized to execute and deliver this Third Supplemental Indenture without the consent of any Holder.
NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.Capitalized Terms. Unless otherwise defined in this Third Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Agreement to be Bound; Guarantee. Each Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such agrees that it will have all of the rights and will be subject to all of the obligations (including the Guaranteed Obligations) and agreements of a Subsidiary Guarantor under the Indenture. In furtherance of the foregoing, each Guaranteeing Subsidiary shall be deemed a Subsidiary Guarantor for purposes of Article X of the Indenture, including, without limitation, Section 10.02 thereof.
3.    NEW YORK LAW TO GOVERN. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
4.    Counterparts. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Third Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
5.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
6.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.
7.    Ratification of Indenture; Third Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

BELL SPORTS CORP. BELL SPORTS, INC. BELL CHINA INVESTMENTS, INC. BELL RACING COMPANY EASTON SPORTS ASIA, INC. C PREME LIMITED LLC
By:	/s/ Stephen M. Nolan
	Name:	Stephen M. Nolan
	Title:	Chief Financial Officer

VISTA OUTDOOR INC.
By:	/s/ Stephen M. Nolan
	Name:	Stephen M. Nolan
	Title:	Chief Financial Officer

[Signature page to Supplemental Indenture]

ADVANCED ARROW S.DE R.L. DE C.V.
BEE STINGER, LLC
BOLLÉ AMERICA, INC.
BOLLÉ INC.
BUSHNELL GROUP HOLDINGS, INC.
BUSHNELL HOLDINGS, INC.
BUSHNELL, INC.
CALIBER COMPANY
CAMELBAK ACQUISITION CORP.
CAMELBAK PRODUCTS LLC
DOUBLE BULL ARCHERY, INC.
EAGLE INDUSTRIES UNLIMITED, INC.
EAGLE MAYAGUEZ, LLC
EAGLE NEW BEDFORD, INC.
FEDERAL CARTRIDGE COMPANY
GOLD TIP, LLC
HYDROSPORT, S. DE R.L. DE C.V.
JIMMY STYKS, LLC
MICHAELS OF OREGON CO.
MIKE’S HOLDING COMPANY
MILLETT INDUSTRIES
NIGHT OPTICS USA, INC.
OLD WSR, INC.
OPT HOLDINGS INC.
PRIMOS INC.
SAVAGE ARMS, INC.
SAVAGE RANGE SYSTEMS, INC.
SAVAGE SPORTS CORPORATION
SAVAGE SPORTS HOLDINGS, INC.
SERENGETI EYEWEAR, INC.
STONEY POINT PRODUCTS INC.
TASCO HOLDINGS, INC.
TASCO OPTICS CORPORATION
VISTA COMMERCIAL AMMUNITION COMPANY INC.
VISTA COMMERCIAL AMMUNITION HOLDINGS COMPANY INC.
VISTA OUTDOOR OPERATIONS LLC
VISTA OUTDOOR SALES LLC

By:	/s/ Stephen M. Nolan
	Name:	Stephen M. Nolan
	Title:	Chief Financial Officer

[Signature page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Donald T. Hurrelbrink
	Name:	Donald T. Hurrelbrink
	Title:	Vice President

[Signature page to Supplemental Indenture]